Exhibit 99.1

Peer Group for the Company’s Long-Term Incentive Plan for 2010

Acadia Realty Trust	The Macerich Co.
Agree Realty Corp.	Marriott International Inc.
Alexander’s Inc.	National Retail Properties Inc.
AMB Property Corp.	Pennsylvania Real Estate Investment Trust
Avalon Communities Inc.	ProLogis
Boston Properties Inc.	Public Storage
Brookfield Properties Corp.	Ramco-Gershenson Properties Trust
CBL & Associates Properties Inc.	Realty Income Corp.
Cedar Shopping Centers Inc.	Regency Centers Corp.
Developers Diversified Realty Corp.	Saul Centers Inc.
Duke Realty Corp.	Simon Property Group Inc.
Equity One Inc.	SL Green Realty Corp.
Equity Residential	Starwood Hotels & Resorts Worldwide Inc.
Federal Realty Investment Trust	Tanger Factory Outlet Centers Inc.
Getty Realty Corp.	Taubman Centers Inc.
Glimcher Realty Trust	Urstadt Biddle Properties Inc.
Host Hotels & Resorts Inc.	Ventas Inc.
Inland Real Estate Corp.	Weingarten Realty Investors
Kite Realty Group Trust